UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 16, 2013

Amarin Corporation plc

(Exact name of registrant as specified in its charter)

England and Wales	0-21392	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Pembroke House, Upper Pembroke Street 28-32, Dublin 2, Ireland	Not applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +353 1 6699 020

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On October 16, 2013, Amarin Corporation plc (the “Company”) announced that the Endocrinologic and Metabolic Drugs Advisory Committee (the “Advisory Committee”) of the U.S. Food and Drug Administration (the “FDA”) has voted 9 to 2 against approval of Vascepa® (icosapent ethyl) capsules for use as an adjunct to diet and exercise and in combination with a statin in the treatment of adult patients with high triglycerides (TG 200-499 mg/dL) with mixed dyslipidemia and coronary heart disease (CHD) or a CHD risk equivalent (the “ANCHOR Indication”) based on information presented at the Advisory Committee’s October 16 meeting.

The FDA is scheduled to make its decision on whether to approve the ANCHOR Supplemental New Drug Application (sNDA) on the December 20, 2013 Prescription Drug User Fee Act (PDUFA) goal date for the application.

Vascepa is currently approved by the FDA for use as an adjunct to diet to reduce triglyceride levels in adult patients with severe (≥500 mg/dL) hypertriglyceridemia.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2013	Amarin Corporation plc

	By:	/s/ John Thero
John Thero President